     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 2000
                                            REGISTRATION STATEMENT NO. 333-28239
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3

                      ------------------------------------
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------
                        MILLENNIUM PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                     ------------------------------------

                  DELAWARE                                    04-3177038
      (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                      ------------------------------------

                                  MARK J. LEVIN
                             CHIEF EXECUTIVE OFFICER
                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 679-7000
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      ------------------------------------

                                   COPIES TO:

           DAVID E. REDLICK, ESQ.                 JOHN B. DOUGLAS III, ESQ.
             HALE AND DORR LLP                 MILLENNIUM PHARMACEUTICALS, INC.
              60 STATE STREET                          75 SIDNEY STREET
        BOSTON, MASSACHUSETTS 02109             CAMBRIDGE, MASSACHUSETTS 02139
         TELEPHONE: (617) 526-6000                TELEPHONE: (617) 679-7000

                                EXPLANATORY NOTE

         Pursuant to a Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-28239), Millennium Pharmaceuticals, Inc. (the "Registrant") registered shares of its common stock, $.001 par value per share ("Common Stock"), under the Securities Act of 1933, as amended. Pursuant to the Registrant's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 is being filed solely to remove from registration the shares of Common Stock which remain unsold under such Registration Statement as of the date of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 14th day of April, 2000.


                                              MILLENNIUM PHARMACEUTICALS, INC.



                                              By:  /s/ Mark J. Levin
                                                   MARK. J. LEVIN
                                                   Chief Executive Officer